Exhibit 10.3

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (the “Lease”) dated this 21st day of August, 2002, by and between JOHN C BILLS ENTERPRISES, LTD., a Florida Limited Partnership, (hereinafter called “LESSOR”), whose address for purposes hereof is 3950 RCA Boulevard, Suite 5000, Palm Beach Gardens, Florida 33410 and CROSS MATCH TECHNOLOGIES, INC., a Delaware corporation (hereinafter called “LESSEE”), whose address for purposes hereof, until commencement of the terms of this Lease is 3960 RCA Boulevard, Suite 6001, Palm Beach Gardens, Florida 33410.

1. LEASED PREMISES: Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, LESSOR does hereby lease, demise and let to LESSEE and LESSEE does hereby lease, demise and let from LESSOR those certain premises (hereinafter sometimes called the “Premises” or “Leased Premises”) with an address of Suite #5001, in that certain building known as the NorthCorp Office Building, (the “building”) located on RCA Blvd., within the NORTHCORP PLANNED COMMUNITY DISTRICT, Palm Beach Gardens, Florida (the “Development”). Leased Premises are more specifically defined as 71,716 Net Rentable Square Feet of office/light industrial space, (Area I = 36,080 s/f; Area II = 35,636 s/f), expanding after twelve (12) months to 77,351 Net Rentable Square Feet of office/light industrial space (Area I = 36,080 s/f; Area II = 41,271 s/f), as depicted on Five Year Schedule and Floor Plan, which are attached hereto and made a part hereof as Exhibit “A” and Exhibit “B”.

2. TERM: This Lease shall be for a term of Seven (7) years and Fifteen (15) days, commencing on the 16th   day of December, 2002 and ending on the 31st   day of December, 2009, hereinafter referred to as the “Lease Term” or “Term”.

3. RENTAL: LESSEE agrees to pay LESSOR an initial Annual Rental (“Rental”) of FIVE HUNDRED FIFTY NINE THOUSAND, NINE HUNDRED SEVENTEEN AND 60/100 DOLLARS ($559,917.60), plus state sales tax. Said initial Annual Rental shall be due and payable in advance in equal monthly installments of FORTY SIX THOUSAND, SIX HUNDRED FIFTY NINE AND 80/100 DOLLARS ($46,659.80), plus state sales tax, if any. Said balance shall be due and payable on the first day of each and every calendar month during the term of this Lease, until such time as the rental amount is increased, in accordance with paragraph #5 below. Payment of amounts due under this Lease, shall be made in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office of LESSOR or elsewhere as designated from time to time by LESSOR’S written notice to LESSEE.

4. SECURITY DEPOSIT: LESSEE, concurrently with the execution of this Lease, will deposit with LESSOR the sum of TWO HUNDRED SIXTY FIVE THOUSAND, ONE HUNDRED FORTY FIVE AND 79/100 DOLLARS ($265,145.79), which sum represents first month’s Rental plus State Sales Tax, last month’s Rental plus State sales Tax, and a Security deposit, which sums shall be retained by LESSOR as Security for the executed Lease. Said DEPOSIT shall be retained by LESSOR as security for the faithful performance by LESSEE of the terms, provisions, and conditions of this Lease. Any Security Deposit remaining in LESSOR’S possession after the termination of the Lease, which has not been utilized as rent, or offset for repairs or expenses allowed under this Lease, shall be promptly returned to LESSEE, following LESSEE’S vacation of the Leased Premises.

5. COST OF LIVING INCREASE: The annual Rental shall be increased by 3.00% on the anniversary date of the Commencement Date, for each year of the lease term, and each year during any extension thereof, in accordance with the amounts set forth on Exhibit A, attached hereto.

6. REPAIRS, MAINTENANCE AND OPERATING COSTS: The parties hereto acknowledge and agree, that it is the intent of the LESSOR and the LESSEE, that this Lease be a “Modified Gross” Lease. LESSEE shall, at all times during the term, and at its own cost and expense, put, keep, replace and maintain in thorough repair and in good, safe and substantial order and condition, all improvements of the Leased Premises, in existence at the commencement of the term and thereafter erected in the Leased Premises, or forming a part thereof, and their full equipment and appurtenances, whether or not necessitated by wear, tear or defects, and shall use all reasonable precautions to prevent waste, damage or injury. LESSEE will replace at its own expense any and all broken glass caused by LESSEE in and about said Leased Premises. LESSEE shall not be responsible for any damage caused by any negligent or intentional act or omission of LESSOR, its agents, employees or invitees.

LESSEE shall also be responsible for its Pro-Rata Share, based on the percentage of total building square footage leased by LESSEE, of any increases in real estate taxes and insurance of the development, above the base year, 2002.

LESSOR shall be responsible for the maintenance and upkeep of the foundations, exterior walls, downspouts, gutters and roof, to include roof supports. LESSOR reserves the right to make any structural changes, or repairs to the premises, that may be reasonably or legally required. LESSOR shall complete such changes with all due diligence, and in a manner that is least disruptive to LESSEE’S operations.

LESSOR shall be responsible for maintenance and operation of common areas of the Development, of which the Leased Premises is a part. For the purposes of this Section 6, maintenance and operating costs shall mean the costs incurred by LESSOR in maintaining and operating common areas of the Development, and shall include common area utilities, property management, common area air conditioning maintenance, parking lot maintenance, pest control, security services salaries, wages and costs of engineers, superintendents, watchmen and other employees, grounds maintenance, common area maintenance and repair expense, supplies, water/sewer service to the Leased Premises, sanitation pick-up, real estate taxes and property insurance and, in general, all common area costs and expenses.

6 (a). HVAC: During the term of this lease and any extensions thereof, LESSEE shall inspect, repair, replace (when applicable), and maintain in good operating condition, all HVAC systems and equipment which service the Leased Premises. LESSEE shall comply with all governmental mandates regarding temperature control. LESSOR and LESSEE acknowledge that some of the HVAC systems serving the Leased Premises, are under warranty as of the commencement of this Lease, and that LESSOR and LESSEE shall share equally in any and all benefits derived from said warranties.

7. UTILITIES AND SERVICE: LESSOR shall pay all charges and expenses for water and sewer service to the Leased Premises. LESSEE shall pay all other charges and expenses for utilities and services used upon and in connection with the Leased Premises, including but not limited to electricity, telephone service, pest control and janitorial services and shall pay same not more than ten (10) days after each bill shall become due and payable. LESSOR, at LESSOR’S cost, shall supply trash disposal bins in a location of LESSOR’S choice, which LESSEE shall utilize for the disposal of its office debris.

8. USE: The LESSEE will use and occupy the Leased Premises for the following use or purpose and for no other use or purpose: GENERAL OFFICE AND MANUFACTURING/ASSEMBLY.

9. TENANT IMPROVEMENTS: LESSOR shall provide a buildout allowance of approximately $15.00 p/s/f, based upon 41,271 s/f, toward the Lessee Improvements, in accordance with floor plan drawings for Area II, as depicted in Exhibit “B” attached hereto. (as described, the “Lessee Improvements”) Further, Area I is approximately 36,080 n/r/s/f of existing “As Is” office space, located in Building 50 (3950 RCA Blvd.); Area II, initially, is approximately 35,636 n/r/s/f of space, expanding after twelve (12) months to approximately 41,271 s/f of space, located in Building 60 (3960 RCA Blvd.), and will be constructed by Lessor. Interior finish applicable to Area II., shall be in accordance with the space plan prepared by Owner’s architect, D. William Beebe, which Lessee hereby approves, and will include paint, finished floors, carpeted office areas, ceiling tiles, lighting, sprinklers, HVAC, electrical panels and outlets, and restrooms. The Lessee Improvements shall be constructed by LESSOR in accordance with that Work Letter Agreement executed by LESSEE and LESSOR simultaneously herewith, a copy of which is attached hereto as Exhibit “C”. The Lessee Improvements shall be completed on or before March 1, 2003. If not, LESSEE may terminate this Lease, upon which this Lease shall be null and void. Any delay(s) resulting from changes to Lessee’s interior space plan, which may delay completion of the Lessee improvements, or LESSEE’s occupancy of the Premises, shall not effect the commencement date of the Lease, nor the payment of rent, as set forth in paragraphs #11 and #39 herein.

LESSEE shall be permitted to install LESSEE’s fixtures, personal property, and equipment, during the thirty days prior to LESSEE’s occupancy, without any cost to Tenant. LESSOR will grant LESSEE reasonable access to common areas for the purpose of installing and maintaining LESSEE’s own telephone system, and network computer system. LESSEE hereby indemnifies and holds LESSOR harmless, with regard to all systems and equipment mentioned in this paragraph number nine. LESSEE also indemnifies LESSOR against any potential negative or detrimental impact said system might have upon the capacity, quality, or condition of existing telephone equipment and service in the building.

LESSOR warrants that the building’s telephone and electric systems, which are made available to the Leased Premises, are of sufficient quality and capacity to support any normal business office telephone and computer requirements, including network computer systems.

All Lessee improvements, structural or permanent in nature, made to the Leased Premises shall be the property of the LESSOR during the Term of this Lease and shall remain the property of the LESSOR upon termination of this Lease.

10. GUARANTY: In lieu of a guaranty of the Lease, LESSEE shall provide LESSOR with a Letter Of Credit, in the form attached hereto as Exhibit “D”, in the amount of $200,000. Said Letter of Credit, will be released by LESSOR, conditioned upon LESSEE’s stock being publicly traded, at or above $12.00 per share, for not less than 90 consecutive days, any time during the Lease Term.

11. POSSESSION AND COMMENCEMENT OF RENT: This Lease, and the payment of rent for both Area I and Area II, shall commence not later than December 16, 2002, at which time Lessee shall be forever released and discharged from its obligations under its prior Lease for Suite 6001.

12. LESSEE’S RIGHTS AND RESTRICTIONS AS TO BUSINESS SIGNS: LESSEE or LESSEE’S designee may, at its own expense, erect or place, of a quality and in a manner approved in writing by LESSOR, and based on LESSOR’S building standard, a sign concerning its business, at the entrance door of its office suite or as designated by LESSOR, it being understood between the Parties hereto that the maintenance of such signs shall be kept in a good state of repair and LESSEE shall repair any damage that may have been done to the premises by LESSEE’S erection, existence or removal of such signs. At the end of the Lease term, LESSEE shall remove any signs installed by LESSEE at its expense. It is the intent of LESSOR to have uniform LESSEE signs.

Except as provided above, no sign, notice or other advertisement shall be inscribed, painted, affixed or displayed on any of the windows or on the exterior of any of the doors of the subject premises, nor anywhere outside the Leased Premises without prior written consent of LESSOR or its agents. LESSOR’S consent shall not be unreasonably withheld, conditioned, or delayed. It is understood, that all exterior signs are subject to regulation and approval by the City of Palm Beach Gardens, Florida.

13. CONDITION OF PREMISES: Possession of the Leased Premises by LESSEE shall be conclusive evidence as against LESSEE that the Leased Premises were in good and satisfactory condition when possession was so taken. Taking possession of the Leased Premises shall not constitute LESSEE’S acceptance of any material latent defect.

LESSOR represents that, to the best of its knowledge, all Lessee improvements in the leased premises, will be constructed in accordance with governmental laws, and in compliance with local building codes.

14. QUIET POSSESSION: Upon payment by LESSEE of the rental herein provided and upon the observance and performance of all terms, provisions, covenants and conditions on LESSEE’S part to be observed and performed, LESSEE shall, subject to all of the terms, provisions, covenants and conditions of this Lease Agreement, peaceably and quietly hold and enjoy the Leased Premises for the term hereby leased. In the event space contiguous to the Leased Premises is occupied by a user other than office, then and in that event LESSOR will be responsible for providing adequate insulation to ensure that said use does not prevent the quiet enjoyment of LESSEE’S Leased Premises. LESSOR is responsible at its sole expense to ensure that other Tenants and nature of other Tenants’ business does not interfere with LESSEE’S conduct of business and quiet enjoyment of the Leased Premises. LESSOR will not intentionally interfere with LESSEE’S beneficial enjoyment of the leased premises. LESSOR further agrees that it will not cause the leased premises to be rendered unsafe, unfit, or unsuitable for occupancy, in whole or in substantial part, for the purposes for which it was leased.

15. LESSEE ELECTRICAL: LESSEE shall use only office machines and equipment that operate on the Building’s standard electric circuits, but which in no event shall overload the Building’s standard electric circuits from which the LESSEE obtains electric current or which will, in the opinion of LESSOR, interfere with the reasonable use of the Building by LESSOR or other Tenants, or which shall create a hazard within the Leased Premises.

16. CHARGES FOR SERVICE: It is understood and agreed upon between the Parties hereto that any charges against LESSEE by LESSOR for services or for work done on the Leased Premises by order of LESSEE, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

17. DEFAULTS:

A. NON-PAYMENT: LESSEE agrees that LESSEE will promptly pay said rent at the times and place stated herein; that LESSEE will pay charges for work performed on order of LESSEE, and will pay any other charges that accrue under this Lease. LESSEE shall be required to pay LESSOR a late charge equal to five percent (5%) on any rental due that remains unpaid fifteen (15) days after said rental is due. Said late charge shall be deemed additional rent and shall be treated as such in any lien for rents due.

Faithful payment by LESSEE of the rent at the time stated shall be of essence in the performance of this Lease and should said rent herein provided at any time remain due and unpaid for a period of thirty (30) days after same shall become due, and written notice of LESSEE’S failure to make timely payment has been provided to LESSEE, then LESSOR may consider the LESSEE a LESSEE at sufferance and LESSOR may immediately re-enter upon said premises and the entire rent for the remainder of the entire term shall automatically become due and payable and may be collected forthwith by distress or otherwise.

B. NON-MONETARY: If LESSEE shall fail to perform any of the terms, provisions, covenants, or conditions of this Lease, on LESSEE’S part to be performed; or, if this Lease, or the term thereof, be transferred or pass to or devolve upon any persons, firms, officers, or corporations other than LESSEE, by dissolution of the LESSEE, operation of law, or otherwise, except as permitted herein, then, and in any such event, this Lease and the term of this Lease, at LESSOR’s option, shall expire and end forty five (45) days after LESSOR has given LESSEE written notice of such act, condition, or default, and LESSEE has failed to cure or remedy such act, condition, or default, then LESSEE hereby agrees immediately then to quit and surrender said Leased Premises to LESSOR; but this shall not impair or affect LESSOR’s right to maintain summary proceeding for the recovery of the possession of the Leased Premises, in all cases as provided for by law. If the term of this Lease shall be so terminated, LESSOR may immediately, or at any time thereafter, re-enter or re-possess the Leased Premises, and remove all persons and property therefrom, without being liable for trespass or damages.

18. ALTERATIONS AND REPAIRS: LESSEE will, at LESSEE’S own expense, keep the Leased Premises in good repair and leaseable condition during the Lease Term (as required by Section 6 of this lease) and will replace at its own expense any and all broken glass, due to fault, actions, or willful misconduct of LESSEE, or LESSEE’s guests or agents, in and about said Leased Premises. LESSEE will make no alteration, additions or improvements, with a value in excess of $5,000 in or to the Leased Premises without the written consent of LESSOR, which shall not be unreasonably withheld, and all additions, fixtures, carpet or improvements, except office furniture and fixtures which shall be readily removable without injury to the Leased Premises, shall be and remain a part of the Leased Premises at the expiration of this Lease. Under no circumstances, shall LESSEE perform or cause to be performed, any demolition of interior walls or structural components of the Leased Premises, without the written consent of the LESSOR.

19. LIENS: LESSEE further agrees that LESSEE will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify LESSOR against all reasonable expenses, costs and charges, including bond premiums for release of liens and attorney’s fees reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments or encumbrances caused by LESSEE. In the event any such lien shall be made or filed, LESSEE shall bond against or discharge the same within ten (10) days after the same has been made or filed. In the event LESSOR has incurred any such proven expenses, then it is understood and agreed between the Parties hereto, that the expenses, costs, and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

The LESSEE herein shall not have any authority to create any liens for labor or materials on the LESSOR’S interest in the Leased Premises and all persons contracting with the LESSEE for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look only to the LESSEE’S interest in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of LESSEE.

20. PARKING: LESSOR grants to LESSEE the right to use, at no additional cost, and in common with other Tenants in the building entitled to similar use thereof, the parking areas for parking automobiles of LESSEE’S employees, customers, clients and invitees. LESSOR grants to LESSEE ten (10) reserved parking spaces, at no additional charge, in areas designated by LESSOR. LESSOR reserves the right to relocate the reserved parking spaces, from time to time, if required by Lessor’s further development of the site.

21. ESTOPPEL CERTIFICATE: LESSEE agrees that from time to time, upon not less than ten (10) days prior request by LESSOR, LESSEE will deliver an Estoppel Certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications that the Lease, as modified, is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and (c) that the requesting party is not in default under any provisions of this Lease, or if in default, the nature thereof in detail. LESSEE also agrees to provide corporate financial statements, upon request by LESSOR.

22. ASSIGNMENT BY LESSOR: If the interests of LESSOR under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any first mortgage on the Leased Premises, LESSEE shall be bound to such transferee (herein sometimes called the “Purchaser”), for the balance of the term hereof remaining and any extensions or renewals thereof which may be effected in accordance with the terms and provisions hereof, with the same force and effect as if the Purchaser were the LESSOR under this Lease, and LESSEE does hereby agree to attorn to the Purchaser, including the Mortgagee under any such mortgage if it be the Purchaser, as its LESSOR, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the LESSOR under this Lease. The respective rights and obligations of LESSEE and the Purchaser upon such attornment to the extent of the then remaining balance of the term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of LESSOR’S interest, unless LESSOR shall be in breach hereunder, LESSOR shall be released and relieved from all liability and responsibility thereafter accruing to LESSEE under this Lease or otherwise and LESSOR’S successor by acceptance of rent from LESSEE hereunder shall become liable and responsible to LESSEE in respect to all obligations of the LESSOR under this Lease.

23. ASSIGNMENT BY LESSEE: Without the written consent of LESSOR first obtained in each case, which cannot be unreasonably withheld, LESSEE shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease for the Term hereof, or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other persons, unless such sub-Lessee, assignee or transferee, is a related entity in which LESSEE holds an ownership interest. Lessor’s consent to such assignment or sublet does not release Lessee from full responsibility in accordance with the terms and conditions set forth in this Lease. In the event of such assignment or sublet, it will be the responsibility of Lessee to assure the existence and maintenance of current and valid occupational permits and general liability insurance for every occupant of the leased premises. If this Lease is assigned, or if the Leased Premises or any part thereof are underlet or occupied by anybody other than the LESSEE, the LESSOR may after default by the LESSEE collect or accept rent and pro rata expense payments from the assignee, sub-Lessee, or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, sub-Lessee or occupant as LESSEE, nor shall it be construed as, or implied to be, a release of the LESSEE from the further observance and performance by the LESSEE of the term, provisions, covenants and conditions herein contained. Any costs incurred by LESSOR arising from LESSEE’S assignment, including attorney’s fees shall be paid by LESSEE.

24. SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by LESSEE shall be applicable to and binding upon LESSEE’S respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by LESSEE as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

25. INSURANCE:

A. LESSEE shall, during the entire term hereof, at its sole cost and expense, provide and keep in full force and effect a policy of Commercial General Liability insurance covering the Leased Premises, and the business operation by LESSEE in an amount of not less than $1,000,000.00 combined single limit liability for bodily injury and property damage. The policy shall name LESSOR, any person, firms or corporations designated by LESSOR as an additional insured, and LESSEE as insured, and shall contain a clause that the insurance will not be canceled or reduced below the limits stated herein without first giving the LESSOR thirty (30) days prior written notice. The insurance shall be provided by an insurance company approved by LESSOR, which insurance company shall provide LESSOR a true and certified copy of said policy or certificate of insurance.

B. LESSEE agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease resulting from the type of activity or merchandise stored, distributed or sold by LESSEE in the Leased Premises, whether or not LESSOR has consented to the same. Bills for such additional premiums shall be rendered by LESSOR to LESSEE at such times as LESSOR may elect, and shall be due from, and payable by, LESSEE when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

C. It is understood that the LESSOR hereby waives any and all rights of recovery against the LESSEE, its officers, employees and agents, for loss occurring to the described premises for which insurance coverage exists, and that it will cause to be inserted in all fire and extended coverage insurance policies which are carried on the described premises, a provision substantially as follows: “It is hereby stipulated that this insurance shall not be invalidated should the insured waive in writing prior to loss, any and all rights of recovery against any party for loss occurring to the property covered by this policy.” It is also understood that the LESSEE hereby waives any and all rights of recovery against the LESSOR, its officers, employees and agents, for loss occurring to the described premises for which insurance coverage exists, and that it will cause to be inserted in all fire and extended coverage insurance policies which are carried on its property at the described premises, a provision substantially as follows: “It is hereby stipulated that this insurance shall not be invalidated should the insured waive in writing prior to loss, any and all rights of recovery against any party for loss occurring to the property covered by this policy.

26. INDEMNIFY LESSOR: In consideration of said Premises being leased to LESSEE for the above rental, LESSEE agrees: that LESSEE, at all times, will indemnify and keep harmless LESSOR from all losses, damages, liabilities and expenses, which may arise or be claimed against LESSOR, except for damages resulting from LESSOR’S negligence, fault, omissions, or willful misconduct, and be in favor of any persons, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Premises by LESSEE, or consequent upon or arising from any acts, omissions, neglect or fault of LESSEE, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from LESSEE’S failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that LESSOR shall not be liable to LESSEE for any damages, losses or injuries to the persons or property of LESSEE which may be caused by the acts, neglect, omissions or faults of any persons, forms or corporations, except when such injury, loss or damage results from negligence of LESSOR, his agents or employees, and the LESSEE will indemnify and keep harmless LESSOR from all damages, liabilities, losses, injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence of LESSEE, his agents, employees, servants, licensees, visitors, customers, patrons and invitees. All personal property placed or moved into the Leased Premises or Building shall be at the risk of LESSEE or the owners thereof, and LESSOR shall not be liable to LESSEE for damages to said personal property. LESSEE shall maintain at all times during the term of this Lease an insurance policy or policies in an amount or amounts sufficient to indemnify LESSOR and to pay LESSOR’S damages, if any, resulting from any matter set forth hereinbefore in this Section 26.

In case LESSOR shall be made a part to any litigation commenced by or against LESSEE, then LESSEE shall protect and hold LESSOR harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by LESSOR in connection with such litigation unless the litigation determines that the claims giving rise to the litigation are caused by the negligence of the LESSOR.

In case LESSEE shall be made a party to any litigation commenced by or against LESSOR, then LESSOR shall protect and hold harmless and shall pay all costs, expenses, and reasonable attorney’s fees incurred or paid by LESSEE in connection with such litigation, unless the litigation determines that the claims giving rise to the litigation are caused by the negligence or intentional acts of the LESSEE.

27. GOVERNMENTAL REGULATIONS: LESSEE shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and codes and state, local and federal statutes or laws, rules, regulations or other governmental requirements now in force or which may hereafter be in force.

28. FIRE OR CASUALTY: In the event the Building shall be damaged or injured by fire or other casualty during the term of this Lease, the LESSOR shall use its best efforts to render such Building tenantable by repairs within ninety (90) days therefrom. In the event the Building is destroyed or rendered untenantable by fire or casualty such that the Leased Premises cannot be rendered tenantable within 90 days of casualty, either party may terminate this lease within 30 days of such fire or casualty and in the event of such cancellation, the rent and pro rata expenses shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this Section, the rent and pro rata expenses or a just and fair proportion thereof shall he abated.

29. EMINENT DOMAIN: If any part or all of the Leased Premises is taken by condemnation or Eminent Domain, the LESSEE may elect to terminate this Lease or continue same in effect and if the LESSEE elects to continue this Lease, the rental and pro rata assessment shall be reduced in proportion to the area of the Leased Premises so taken and LESSOR shall repair any damage to the Leased Premises resulting from such taking. All sums awarded or agreed upon between LESSOR and the condemning authority for the taking of the interest of LESSOR and/or LESSEE, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of LESSOR. If this Lease should be terminated under any provision of this Section, rental shall be payable up to the date that possession is taken by the taking authority, and LESSOR will refund to LESSEE any prepaid unaccrued rent and prepaid pro rata expenses less any sum or amount then owing by LESSEE to LESSOR.

30. ABANDONMENT: If, during the term of this Lease, LESSEE shall abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the rent to be in arrears, LESSOR may, at its option, cancel this Lease by written notice to LESSEE at LESSEE’S address as provided in Section 34, or LESSOR may enter said Leased Premises as the agent of LESSEE, upon reasonable notice, without being liable in any way therefore, and relet the Leased Premises with or without any furniture that may be therein as the agent of LESSEE, at such price and upon such terms and for such duration of time as LESSOR may determine and receive the rent and pro rata expenses therefore, applying the same to the payment of the sums due by LESSEE, and if the full rental and pro rata expenses herein provided shall not be realized by LESSOR over and above the expense to LESSOR of such reletting, LESSEE shall pay any deficiency. Not withstanding the forgoing, LESSEE shall have 15 days from receipt of written notice in accordance with the terms of this section, to cure any default under this section 30. Not withstanding the forgoing, provided that this lease is in good standing, and LESSEE is not in default of any other terms and conditions, this section 30 shall not apply.

31. BANKRUPTCY: It is agreed between the Parties hereto that: if LESSEE shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law; or, if LESSEE’S leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for LESSEE (whether under Federal or State Laws); or if said Premises shall be abandoned or deserted; or if LESSEE shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on LESSEE’S part to be performed; or if this Lease or the term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations other than LESSEE by death of the LESSEE, operation of law or otherwise, then and in any such event this Lease and the Term of this Lease, at LESSOR’S option, shall expire and end five (5) days after LESSOR has given LESSEE written notice of such act, condition or default and LESSEE hereby agrees immediately then to quit and surrender said Leased Premises to LESSOR;

but this shall not impair or affect LESSOR’S right to maintain summary proceeding for the recovery of the possession of the Leased Premises in all cases as provided for by law. If the Term of this Lease shall be so terminated, LESSOR may immediately, or at any time thereafter, re-enter or repossess the Leased Premises and remove all persons and property therefrom without being liable for trespass or damages.

32. ASSIGNMENT OF CHATTELS: Waived

33. RIGHT OF ENTRY: LESSOR, or any of his agents, upon reasonable notice, shall have the right to enter the Leased Premises during all reasonable hours, to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of said building, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Lease.

34. NOTICES: Any notices required by this lease, shall be in writing and shall be sent by certified mail or overnight delivery service. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.

Notices to LESSOR shall be sent to: John C Bills Enterprises, Ltd. 3950 RCA Boulevard, Suite 5000 Palm Beach Gardens, FL 33410	With a courtesy copy to: John W Gary, Esquire Gary, Dytrych & Ryan, P.A. 701 U.S. Highway One, Suite 402 North Palm Beach, FL 33408

After commencement of the lease term, the address for notice to the LESSEE shall be: Crossmatch Technologies, Inc. 3950 RCA Boulevard, Suite 5001 Palm Beach Gardens, FL 33410	With a courtesy copy to: Edwards & Angel, LLP One North Clematis Street, Suite 400 West Palm Beach, FL 33401 Att: John G Igoe

35. RULES AND REGULATIONS: LESSEE agrees to comply with all reasonable rules and regulations LESSOR may adopt from time to time for operation of the Building and parking facilities and protection and welfare of the Building and parking facilities, its Lessees, visitors and occupants. The present rules and regulations, with which LESSEE hereby agrees to comply, entitled,. “Rules and Regulations” are attached hereto and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease and LESSEE hereby agrees to comply with the same upon delivery of a copy thereof to LESSEE, providing the same are reasonable and do not deprive LESSEE of its rights established under this Lease.

36. HAZARDOUS AND/OR INDUSTRIAL MATERIALS: LESSEE agrees that it will not discharge any hazardous material, hazardous waste or any other material regulated by local, state or federal authorities, into or upon the land, water or air of the property of which the Leased Premises is a part. Any and all such hazardous materials, hazardous waste or any other such regulated materials shall be stored and managed in a manner that will prevent their release to the environment during use, fire spillage or other accidental occurrence. Hazardous materials and hazardous waste shall be transported to and from the site in a manner consistent with the directives of local, state and federal regulatory authorities. LESSEE further agrees that it will not discharge any industrial waste water, hazardous material, hazardous waste or any other material regulated by local, state or federal authorities into any sewer system serving the Leased Premises (or the property of which the Leased Premises is a part), that are in excess of the published pretreatment standards of Seacoast Utilities, Inc. or any other utility serving the Leased Premises without first obtaining written authorization from the responsible utility and any regulatory authorities having jurisdiction. For the purposes of this Section 36, Hazardous Substances shall mean those hazardous substances described in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), 42 USC #9601, Et Seq., as amended, or as described by any successor Statute.

37. RADON GAS: Radon is a naturally occurring gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Public Health Unit.

38. SURRENDER OF PREMISES: LESSEE agrees to surrender to LESSOR, at the end of the term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in as good condition as said Leased Premises were at the beginning of the Term of this Lease, ordinary wear and tear and damage by fire or other casualty not caused by LESSEE’S negligence, excepted. LESSEE agrees that if LESSEE does not surrender said Leased Premises to LESSOR at the end of the term of this Lease, then LESSEE will pay to LESSOR 200% of the monthly rent for each month during any holdover period, based upon the monthly rent paid in the final month of LESSEE’S term hereunder; in addition, LESSEE shall pay all damages that LESSOR may suffer on account of LESSEE’S failure to so surrender to LESSOR possession of said Leased Premises, and will indemnify and save LESSOR harmless from and against all claims made by any succeeding Lessee of said Leased Premises against LESSOR on account of delay of LESSOR in delivering possession of said Leased Premises to said succeeding Lessees so far as such delay is occasioned by failure of LESSEE to so surrender said Leased Premises in accordance herewith or otherwise.

39. PRIOR OCCUPANCY: If LESSEE, with LESSOR’S consent, shall occupy any of the Leased Premises prior to the beginning of the Lease Term specified in Section 2 hereof, other than by separate written agreement, or, if a Certificate of Occupancy is received for the Leased Premises identified herein as Area II, then, all provisions of this Lease shall be in full force and effect commencing upon such occupancy or receipt of said Certificate of Occupancy, and rent for such period shall be paid by LESSEE at the same rate herein specified. Notwithstanding the foregoing, LESSEE’S access to the Leased Premises prior to occupancy, for the purpose of installing its telephones, computer systems, and fixtures, shall not constitute Prior Occupancy, for the purposes of this Section 39.

40. WAIVER OF TRIAL BY JURY: It is mutually agreed by and between LESSOR and LESSEE that the respective Parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other on any matter arising about, of or in any way connected with this Lease, the relationship of LESSOR and LESSEE and LESSEE’S use of or occupancy of the Premises.

41. ATTORNEY’S FEE: In the event it should become necessary for either party hereto to enforce any of its rights hereunder, the prevailing party shall be entitled to recover reasonable attorney’s fee together with all costs incurred, including through Appellate Court.

42. SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT: This Lease shall be subject and subordinate to any mortgage against the premises, and to any renewals, modifications, increases, extensions, replacements, and substitutions thereof, provided that such subordination is expressly conditioned on the mortgagee therein, providing LESSEE non-disturbance protection pursuant to which LESSEE shall not be disturbed in its possession of the Premises for so long as LESSEE is not in default of this Lease. Each such mortgagee shall provide such non-disturbance protection pursuant to a subordination, non-disturbance and attornment agreement, in required form for such mortgagee (an “SNDA”), and LESSEE shall execute and deliver each such SNDA promptly upon request. In furtherance of the foregoing, LESSEE shall not be required to subordinate to any mortgagee who does not agree to provide such non-disturbance protection pursuant to an SNDA in required form for such mortgagee. If any such mortgagee succeeds to the rights of LESSOR under this Lease, whether through foreclosure, deed-in-lieu of foreclosure, delivery of a new lease or otherwise (a “Successor Landlord”) then at the request of the Successor Landlord and upon Successor Landlord’s written agreement to accept LESSEE’s attornment, LESSEE shall be deemed to have attorned to and recognized each Successor Landlord as LESSEE’s landlord under this Lease. This provision shall be self-operative and no further instrument of attornment shall be required; provided however, that LESSEE shall execute, acknowledge, and deliver such further instruments(s) conforming such attornment as may be reasonably requested by such Successor Landlord. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor landlord and LESSEE upon all of the terms set forth in this Lease after such attornment.

43. TAXES AND INSURANCE: For the purposes of this Lease only, the following words and terms shall have the following meaning:

(A) “Real Estate Taxes” shall mean ad valorem taxes.

(B) “Insurance” shall mean all reasonable insurance policies of every nature maintained by LESSOR on the building and land of which the Leased Premises is a part.

44. BROKERS: It is mutually agreed that neither party has dealt with any real estate agent or broker other than JOHN C BILLS PROPERTIES, INC. LESSOR and LESSEE agree and shall hold each other harmless from and against all expenses, judgments and attorneys fees incurred in defending the claim of any other broker who alleges that LESSOR or LESSEE dealt with him in connection with this Lease. Further, LESSOR shall be responsible for any real estate commissions due JOHN C BILLS PROPERTIES, INC. in connection with this Lease.

45. TIME: It is understood and agreed between the Parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

46. CONSTRUCTION: This Lease shall be construed in accordance with the laws of the State of Florida, with venue laid in Palm Beach County, Florida.

47. DRUG FREE ENVIRONMENT: LESSEE acknowledges that it understands that LESSOR wishes to promote a Drug Free working environment and LESSEE will do all that it can to keep illegal drugs, chemical substances and paraphernalia from the subject property. LESSEE will not knowingly allow any person to use or possess any illegal substance on the subject property. Knowledgeable violation of this policy may, at the discretion of the LESSOR, be considered grounds for the termination of this Lease.

48. LEASE VALIDITY: The submission of this Lease for examination and/or execution by LESSEE does not constitute a reservation of or option for the Leased Premises for the benefit of LESSEE and this Lease shall have no force or validity unless and until duly executed by LESSOR and delivered by LESSOR to LESSEE.

49. PARTIAL INVALIDITY: If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

50. EQUIPMENT & UTILITY INTERRUPTIONS: LESSOR may turn off equipment and interrupt utilities as needed to avoid property damage or to perform work requiring such interruptions. LESSOR shall act with customary diligence in making repairs and reconnections, and shall provide two (2) business days’ prior notice to the LESSEE, except in the case of an emergency. Any interruption in the utilities for more than two (2) entire days consecutively will result in an abatement of rent to the LESSEE.

51. OPTION TO EXTEND: Provided that this lease is in good standing, and LESSEE is not in default of its terms and conditions, then and in that event, LESSOR grants LESSEE one (1) option to extend this lease for one additional seven (7) year term, subject to at least 180 days prior written notice to LESSOR. Failure of LESSEE to notify LESSOR in writing, shall be considered LESSEE’S waiver of its rights under this Section 51. The rental rate applicable to any such extension(s), shall be in accordance with Exhibit “A” Section II, attached hereto.

52. OPTION TO EXPAND: Provided that this lease is in good standing, and LESSEE is not in default of its terms and conditions, then and in that event, LESSOR grants LESSEE a First Right of Refusal for additional space adjacent and to the West of Area II, located within Building 60. LESSOR will give LESSEE written notice of their intent to lease space in Building 60. LESSEE will have five (5) days of LESSOR’S written notice to accept or refuse the proposed Lease terms.

53. FURNISHINGS: Lessor shall provide, and Lessee shall be permitted to use, all furniture and modular units, currently located within the Building 50 space identified as Area I on the attached Exhibit “B”, during the term of the Lease, and any extension thereof. Said furnishings shall remain in place upon termination of this Lease, and Lessee’s vacation of the Leased Premises.

54. MEMORANDUM OF LEASE: At the request of LESSEE, LESSOR agrees to execute a memorandum or short form of this Lease, in recordable form, setting forth a description of the premises, the Term, and any other information reasonably desired by LESSEE for the purpose of giving public notice thereof to third parties.

55. COUNTERPARTS: This Lease may be executed in several counterparts, each of which shall constitute an original, and all of which shall constitute the same agreement.

IN WITNESS WHEREOF, the Parties hereto have signed, and delivered this Lease in duplicate at Palm Beach County, Florida on the day and year first above written.

WITNESSES:	FOR: CROSS MATCH TECHNOLOGIES, INC. A Delaware Corporation

Date	By:	/s/ DONALD A DIFRISCO
	Print Name:	DONALD A DIFRISCO
	Title:	CFO

8/21/02	FOR: JOHN C BILLS ENTERPRISES, LTD.
Date	A Florida Corporation

	By:	/s/ John C Bills
	Print Name:	John C Bills
	Title:	President

OFFICE BUILDING

RULES AND REGULATIONS

The following Rules and Regulations are considered to be a material portion of the Lease and should be attached:

1) Except as provided for in paragraph number 12 of the attached Lease, no sign, fixtures, advertisements or notice shall be displayed, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the Building or on or about the Premises of any Lessee without written consent of the Lessor, and then only of such color, size, style, and material as shall be first specified by Lessor. No showcase shall be placed in front or in the lobbies or corridors of said Building, and Lessor reserves the right to remove all showcases so placed and all signs other than those above provided for, without notice, and at the expense of the Lessee responsible for the same.

2) The sidewalks, entrance, passages, elevators and staircases shall not be obstructed or used for any other purpose than ingress and egress.

3) Lessee identification on entrance doors will be by a standard signage specified by Lessor and paid for by Lessee. No Lessee shall install or cause to be installed without Lessor’s consent any shades or blinds or drapes and their color, materials, shape, style and size shall be designated by Lessor. No awning or screen shall be installed by Lessee. All draperies hung or installed by Lessee shall be installed with a back lining, the windowside face of which shall be a color approved by Lessor in order to provide a uniform window exposure from the street side of the Building.

4) No additions nor alterations, with a value in excess of $25,000 shall be made to any part of the Building by any Lessee, without the written approval of the Lessor, and any such additions or alterations shall be performed by the Lessor at the cost of the Lessee, if so approved. Lessee shall not permit nor cause to be permitted any defacing of any walls or other surfaces by hangers, drilled holes or otherwise. Under no circumstances, shall LESSEE perform or cause to be performed, any demolition of interior walls or structural components of the Leased Premises, without the written consent of the LESSOR.

5) Lessee shall keep all glass, locks, trim and other property of the Lessor in good working order and in good repair and if any of same are broken by the Lessee, such breaks shall be repaired at the Lessee’s expense.

6) No additional locks shall be placed on any door of the leased premises and Lessee will not permit any duplicate keys to be made, but if more than two (2) keys for any door are desired, the additional number must be procured from the Lessor and paid for by the Lessee. Upon the termination of the tenancy herein provided, Lessee shall surrender all keys received by the Lessee to the Lessor. No electric lamps of a higher wattage than 200 shall be placed in any electric fixture in the Leased Premises without the consent of the Lessor.

7) If a Lessee desires telegraphic or telephonic connections, the Lessor will direct the electricians as to where the wires are to be introduced, and without such direction, no wiring or cutting for wires will be permitted.

8) The Lessor retains the power to prescribe the weight and proper position of safes or any heavy equipment to be brought into the Lease Premises. Lessee shall be responsible for any and all damage to the walls, floors or other parts of the Building or common areas caused by or connected with any moving or caused by any safe, furniture, boxes or bulky/heavy articles of Lessee in the Building.

9) Lessee shall instruct its agents, employees or co-Lessees not to use the hallways, corridors or stairwells for loitering, lounging or public gathering. Common area restrooms are for the convenience and use of the Lessees of the building and for no other use.

10) The doors, windows and transoms that reflect or admit light into passageways or into any place in said building shall not be covered or obstructed by Lessee. The water-closets and other apparatus shall not be used for any purpose other than for which they are constructed, and no sweeping, rubbish, rages or other substances shall be thrown therein. Any damage resulting to them from such use shall be borne by the Lessee who shall cause it.

11) Nothing shall be thrown by the Lessee, its employees or guests out of the windows or doors or down passages of the Building.

12) Lessee and its employees and guests are not to injure or deface the Building nor the woodwork, nor the walls of the premises or common areas, nor to carry upon the premises obnoxious, noisy or offensive business or a nuisance, nor conduct any auction therein.

13) No room or rooms shall be occupied or used as sleeping or lodging apartments upon the Leased Premises.

14) Water shall not be wasted by tying or wedging back faucets or otherwise.

15) Lessees must not leave their windows and doors open when leaving premises at close of business or unoccupied at any time, and shall close windows and lock doors and for any default or carelessness in these respects, or any of them, shall make good all injury sustained by other Lessees and by the Lessor, or by either of them, for damages resulting from such default or carelessness.

16) No bicycles or other vehicle and no animal shall be allowed in any part of the Building without the consent of the Lessor.

17) No Lessee shall accumulate or store in the premises covered by this Lease any waste paper, discarded records, books, paper files, sweepings, rags, rubbish or other combustible material, protected from any external combustion.

18) Lessor retains the right to modify these Rules and Regulations, subject to prior written agreement by LESSEE.

Crossmatch Technologies, Inc.			NorthCorp Lease		Exhibit “A”
3950 RCA Blvd., Suite 5001
			11/1/02-10/31/03	11/1/03-10/31/04	11/1/04-10/31/05	11/1/05-10/31/06	11/1/06-10/31/07	11/1/07-10/31/08	11/1/08-10/31/09
Term of Lease	Section I		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
11/1/02 -10/31/09
7 Yrs.	S/F Leased Space
	Area I	>	36,080	36,080	36,080	36,080	36,080	36,080	36,080
	Area II	>	35,636	41,271	41,271	41,271	41,271	41,271	41,271

	Total	>	71,716	77,351	77,351	77,351	77,351	77,351	77,351
	Gross Rental Rate
	Area I	>	$9.00	$9.27	$9.55	$9.84	$10.14	$10.44	$10.75
	Area II	>	$6.60	$6.80	$7.00	$7.21	$7.43	$7.65	$7.88
	Annual Rent									Total
	Area I	>	$324,720.00	$334,461.60	$344,564.00	$355,027.20	$365,851.20	$376,675.20	$387,860.00	$2,489,159.20
	Area II	>	$235,197.60	$280,642.80	$288,897.00	$297,563.91	$306,643.53	$315,723.15	$325,215.48	$2.049,883.47

	Total	>	$559,917.60	$615,104.40	$633,461.00	$652,591.11	$672,494.73	$692,398.35	$713.075.48	$4,539,042.67
	Monthly Rent	>	$46,659.80	$51,258.70	$52,788.42	$54,382.59	$56,041.23	$57,699.86	$59,422.96

	Section II		11/1/09-10/31/10	11/1/10-10/31/11	11/1/11-10/31/12	11/1/12-10/31/13	11/1/13-10/31/14	11/1/14-10/31/15	11/1/15-10/31/16
Term of Lease	Renewal Period		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
11/1/09 -10/31/16
7Yrs	S/F Leased Space
	Area I	>	36,080	36,080	36,080	36,080	36,080	36,080	36,080
	Area II	>	41,271	41,271	41,271	41,271	41,271	41,271	41,271

	Total	>	77,351	77,351	77,351	77,351	77,351	77,351	77,351
	Gross Rental Rate
	Area I	>	$17.91	$18.45	$19.00	$19.57	$20.16	$20.76	$21.38
	Area II	>	$13.13	$13.52	$13.93	$14.35	$14.78	$15.22	$15.68
	Annual Rent									Total
	Area I	>	$646,192.80	$665,676.00	$685,520.00	$706,085.60	$727,372.80	$749,020.80	$771,390.40	$4,951,258.40
	Area II	>	$541,888.23	$557,983.92	$574,905.03	$592,238.85	$609,985.38	$628,144.62	$647,129.28	$4,152,275.31

	Total Annual Rent	>	$1,188,081.03	$1,223,659.92	$1,260,425.03	$1,298,324.45	$1,337,358.18	$1,377,165.42	$1,418,519.68	$9,103,533.71
	Monthly Rent	>	$99,006.75	$101,971.66	$105,035.42	$108,193.70	$111,446.52	$114,763.79	$118,209.97

Prepared by Jim Griffin 7/26/2002

Exhibit B

CROSSMATCH TECHNOLOGIES

AREA I

CROSSMATCH TECHNOLOGIES

EXHIBIT “B”

EXHIBIT C

WORK LETTER AGREEMENT

August 21, 2002

Re:	Lease Agreement (the “Lease”) dated of even date herewith relating to Area II for the Premises, containing approximately 30,000 rentable square feet

Cross Match Technologies, Inc.

3950 RCA Boulevard, Suite 5000

Palm Beach Gardens, FL 33410

Attention: Don DiFrisco

Ladies and Gentlemen:

You (hereinafter and in the Lease referred to as “Lessee”) and the undersigned (hereinafter and in the Lease referred to as “Lessor”) are executing, simultaneously with this letter agreement, the Lease covering the Premises. Capitalized terms used herein but not defined shall have the same meaning as set forth in the Lease.

As provided in the Lease, Lessor has agreed to fund all of the cost for the Lessee Improvements. To induce Lessor and Lessee to enter into the Lease (which is incorporated herein) and in consideration of the mutual covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessor agrees to provide from Lessor’s designated architect, the cost and expense incurred in connection with which shall be paid by Lessor, completed, finished and detailed architectural drawings and specifications the (“Space Plan”) for the Lessee Improvements. Lessor has furnished Lessee the Space Plan prior to the signing of this document. Lessee approved the Space Plan and signed agreement to pay for additional work prior to this document being executed. Any changes to the Space Plan from August 20, 2002, occassioned by a change to the Lessee Improvements requested by Lessee shall also be at Lessee’s expense.

Final construction plans, together with any and all such plans and specifications for additional or non-standard work to be completed in connection with the Lessee Improvements shall be submitted to Lessee (hereinafter collectively referred to as the “Final Plans”) on or before September 2, 2002. Within five (5) days of its receipt thereof, Lessee shall notify Lessor that it either (i) approves or (ii) disapproves (with reasonable specificity as to the reason for such disapproval) of the Final Plans. Lessee’s failure to timely respond with such disapproval shall indicate that Lessee has given its approval to the Final Plans. Under no circumstances may Lessee’s approval of the Final Plans be unreasonably withheld. Upon Lessee’s approval of the Final Plans, Lessor will cause said plans and all applications in connection therewith (the “Applications”) to be filed with the appropriate governmental agencies in such form (building notice, alteration or other form) as may be required for the purpose of applying for and obtaining building permits and such other permits as are required for the commencement of the Lessee Improvements (collectively, the “Permits”). The actual cost of the Permits and of all other governmental fees associated with the submission or processing of the Applications shall be Lessor’s responsibility.

Thereafter, if Lessee shall desire any further additional or non-standard work to be performed in the premises, Lessee shall cause similar plans and specifications for such work to be drawn, either by arranging therefore with Lessor’s designated architect, or by such other consultants of its own selection with all expenses therefore to be Lessee’s responsibility. Lessor reserves such coordination rights with Lessor’s architect or engineer, for the purpose of insuring that the Lessee Improvements, including without limitation, such additional or non-standard work conforms to the Building. Lessor covenants it will not unreasonably withhold or delay such coordination.

Within thirty (30) days of Lessor’s receipt of the Final Plans, Lessor will submit to Tenant a detailed written estimate (the “Estimate”) of the cost of all of the Lessee Improvements as indicated by the Final Plans. Lessor shall provide Lessee with an allowance of approximately $15.00 p/s/f based on 41,271 s/f for Area II (as defined in the Lease and herein, the “Improvement Allowance”) to pay for the cost of the Lessee Improvements to be performed in the Premises and for the services to be provided by Lessor hereunder. In the event that the Estimate exceeds the Improvement Allowance, Lessee shall have five (5) days within which to (i) make a review of the Estimate, (ii) discuss the Estimate with Lessor and make reasonable challenges to the Estimate or to individual line item costs set forth in the Estimate and (iii) modify, alter or revise the Final Plans so as to reduce individual line item cost(s) but in no way to alter the Applications or the Permits (other than in connection with the amounts to be spent in connection with the Lessee Improvements). In the event that the Estimate exceeds the Improvement Allowance (after deduction of the other amounts charged against the Improvement Allowance), Lessor shall not be authorized by Lessee to commence the build-out of the Lessee Improvements until (y) Lessor receives from Lessee an express written acceptance of the Estimate, or (z) the passage of such ten (10) day time period without the making by Lessee of either of (1) such challenges to the Estimate (or any portion thereof), or (2) such modifications, alterations or revisions to the Final Plans.

Within five (5) days of finalization of the Final Plans, Lessor shall deliver to Lessee a preliminary construction schedule, which shall provide Lessor’s good faith estimations for the following dates: (i) the commencement date for the build-out of the Lessee Improvements; (ii) the dates on which portions of the build-out of Lessee Improvements will be substantially completed; and (iii) the completion date for the entire build-out of the Lessee Improvements, including all final inspections by Lessee and the governmental authorities issuing the Permits, i.e., the Commencement Date of the Lease.

2. Upon issuance of the Permits, Lessor agrees to cause a qualified contractor or contractors to perform all work in and to the Premises necessary to complete the Lessee Improvements in accordance with the Final Plans. Upon the commencement date of the build-out of the Lessee Improvements, Lessor shall provide Lessee with its best commercially reasonable estimation of the following firm dates: (i) the dates on which portions of the build-out of Lessee Improvements will be substantially completed; and (ii) the completion date for the entire build-out of the Lessee Improvements, including all final inspections by Lessee and the governmental authorities issuing the Permits, i.e., the Commencement Date of the Lease.

3. If Lessor agrees to perform, at Lessee’s request, and upon submission by Lessee of necessary plans and specifications, any additional or non-standard work over and above that specified in Paragraph 2 hereof, such work shall be performed by Lessor and such additional or non-standard work shall be incurred at Lessee’s sole expense, as a Lessee extra. Prior to commencing any such additional or non-standard work requested by Lessee, Lessor will submit to Lessee written estimates of the cost of any such work. If Lessee shall fail to approve or disapprove any such estimate within five (5) days from the date of submission thereof by Lessor, then Lessor shall be authorized, but not obligated, to proceed thereon.

4. Lessor will permit Lessee and its agents reasonable access to the Premises during normal working hours prior to the date specified for the commencement of Lessee’s occupancy under said Lease, in order that

Lessee may inspect the work of Lessor and its agents and may perform through its own contractors such work and decorations as Lessee may desire at the time that Lessor’s contractors are working in the Premises. The foregoing license to enter prior to the commencement of the Lease Term, however, is conditioned upon (i) Lessee and Lessee’s workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor’s mechanics or contractors or by any other tenant or their contractor and (ii) Lessee and Lessee’s workmen and mechanics complying with all applicable laws, rules, regulations, codes, ordinances, etc. In furtherance of the foregoing, in no way shall the workmen and mechanics performing such work and decorating on behalf of Lessee act in such a way as to cause delays to the Commencement Date and the foregoing license to enter the Premises prior to the commencement of the Lease Term is so conditioned. Such license is further conditioned upon Workers’ Compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Lessor and naming Lessor as an additional insured, being provided and at all times maintained by Lessee’s contractors engaged in the performance of the work, and certificates of such insurance being furnished to Lessor prior to proceeding with the work. If at any time such entry shall cause material and substantial disharmony or interference with Lessor’s mechanics or contractors, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed to be subject to all of the terms, covenants, provisions and conditions of said Lease except as to the covenant to pay rent.

5. All costs in excess of Lessor’s allowance, shall be borne by Lessee. All such costs borne by Lessee, shall be periodically invoiced by Lessor directly to Lessee. Lessee shall promptly pay all such costs, within 10 days of receipt of Lessor’s invoice.

6. The Lessee Improvements shall be completed prior to March 1, 2003, subject to matters beyond Lessor’s control. If on March 1, 2003 the Lessee Improvements are not complete, Lessee may, at its sole section, terminate the Lease whereupon each of the rights and obligations thereunder shall be null and void.

7. In the event of any conflict between the terms of this Work Letter Agreement and the terms of the Lease, the terms of this Work Letter Agreement shall prevail.

If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose.

Yours very truly,

LESSOR:

JOHN C. BILLS ENTERPRISES, LTD.,
a Florida limited partnership

By:	/s/ John C. Bills,
a

By:	/s/ John C. Bills
Print Name:	John C. Bills
Title:	President
hereunto duly authorized

AGREED to and ACCEPTED this 21st day of August, 2002.

LESSEE:

CROSS MATCH TECHNOLOGIES, INC. a Delaware corporation

By:	/s/ Donald A Difrisco
Name:	Donald A Difrisco
Title:	CFO
hereunto duly authorized